AMENDMENT NO. 5
                                       TO
                    THIRD AMENDED AND RESTATED LOAN AGREEMENT
                    -----------------------------------------

                  AMENDMENT, dated as of October 31, 1998 ("Amendment No. 5"), to the Third Amended and Restated Loan Agreement dated as of July 22, 1997 (as amended hereby and from time to time hereafter, the "Loan Agreement"), by and among LINC CAPITAL, INC. (formerly known as Scientific Leasing Inc.), a Delaware corporation (the "Borrower"), the banks from time to time party thereto (each a "Bank" and collectively, the "Banks"), and FLEET BANK, N.A. as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Borrower, the Agent and the Banks desire to amend the Loan Agreement (a) to extend the Commitment Termination Date until October 31, 1999, (b) to increase the Banks' Commitments thereunder to an aggregate of One Hundred Fifty-Five Million ($155,000,000) Dollars and the Temporary Commitment to Fifteen Million ($15,000,000) Dollars, (c) to make a "CD Rate" and a "Fed Funds Rate" available with respect to interest payable on the Loans, (d) to consent to the acquisition by the Borrower or any Subsidiary thereof of 100% of the outstanding capital stock of Analease B.V., and (e) to make certain other changes as hereinafter set forth; and

                  WHEREAS, capitalized terms used and not defined herein shall have the meanings specified in the Loan Agreement.

                  NOW,  THEREFORE,   in  consideration  of  the  premises,   the
Borrower, the Banks and the Agent agree as follows:

Article I.        Amendments to Loan Agreement.
                  -----------------------------

                  This Amendment No. 5 to Loan Agreement shall be deemed to be an amendment to the Loan Agreement, and shall not be construed in any way as a replacement therefor. All of the terms and provisions of this Amendment No. 5, including, without limitation, the representations and warranties set forth herein, are hereby incorporated by reference into the Loan Agreement as if such terms and provisions were set forth in full therein. The Loan Agreement is hereby amended, effective as of the Effective Date (as defined in Section 5.1 hereof) upon the satisfaction of the conditions precedent set forth in Article V hereof, in the following respects.

         1.1 The following definitions appearing in Section 1.1, "General Definitions", are amended as hereinafter set forth:

                  (a) "Applicable Margin" is amended and restated to read:

                  "Applicable Margin" -(a) For the periods from each Applicable Margin Determination Date until the next Applicable Margin Determination Date, or if earlier, the Commitment Termination Date, that percentage to be added to the Prime Rate, Eurodollar Rate, CD Rate or Fed Funds Rate, as appropriate, pursuant to Section 2.11 for purposes of determining the per annum rate of interest applicable from time to time thereto which shall be, with respect to (i) Prime Rate Loans and Eurodollar Loans, the percentage set forth in the table below in this subsection (a), for the Prime Rate and the Eurodollar Rate, respectively, that as of the Applicable Margin Determination Date, corresponds to the Leverage Ratio set forth in such table, and (ii) CD Rate Loans and Fed Funds Rate Loans, the sum of (x) the Applicable Margin for Eurodollar Loans determined as hereinbefore provided, plus (y) five basis points."


                                     Applicable Margin         Applicable Margin
                                           for                        for
                  Leverage Ratio     Prime Rate Loans          Eurodollar  Loans
                  --------------     ----------------          -----------------

                  Less than 2.5:1           0%                        1.25%

                  2.5:1 or more but        .10%                       1.375%
                  less than 3.0:1

                  3.0:1 or more but        .15%                       1.50%
                  less than 3.5:1

                  3.5:1 or greater         .25%                       1.75%

                  For purposes of the preceding subsection (a), the Leverage Ratio shall be determined five business days after the date on which the Agent receives a certificate pursuant to subsection 5.11(c) hereof showing the calculation of the Leverage Ratio for the immediately preceding full calendar month, provided that if the Borrower shall not have submitted to the Agent such certificate as and when required under subsection 5.11(c) hereof, the Applicable Margin shall be as determined by the Agent for so long as such certificate has not been received by the Agent. The Applicable Margin shall become effective on each Applicable Margin Determination Date and shall remain in effect until the next succeeding Applicable Margin Determination Date (except that notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing at the time of delivery of such certified calculations or at any time following the same, until the next succeeding date of determination the Applicable Margin for any such Loan shall not as a consequence of this provision be reduced for the period from the occurrence of such Event of Default for and so long as the same shall be continuing). In confirmation of the foregoing (and subject to the terms of the exception set forth in parentheticals above in respect of any decreases in the Applicable Margin), if, at the last day of any calendar month, the Leverage Ratio shall increase from that in effect at the end of the preceding month, then the Applicable Margin shall increase from the first day of the month following delivery of such certificate until the next succeeding redetermination date. In the event that quarterly or annual financial statements of the Borrower shall reflect that the Leverage Ratio for any particular period was higher than as calculated for any month and theretofore delivered to the Agent, then the Borrower shall be obligated to pay to the Agent, for the ratable benefit of the Banks, additional interest in the amount that would have been payable in respect of any respective period if the calculation of the Leverage Ratio for the applicable period had been correct.

                           (b) As at any  date of  determination  thereof  which
                  determination shall be made on each successive Applicable Margin Determination Date, the applicable percentage set forth below shall apply if such date of determination is on or after the Commitment Termination Date: the Applicable Margin for Prime Rate Loans: 1.75% (175 basis points); and the Applicable Margin for Eurodollar Loans: 3% (300 basis points); and the Applicable Margin for CD Rate Loans and Fed Funds Rate Loans:
                  3.05% (305 basis points)".

                  (b) "Borrowing Base" is amended to add a new paragraph to the end of paragraph (2), "Certain Concentration Limits", to read as follows:

                           "In addition,  at no time shall the  Post-Computation
                  Amount included in the Borrowing Base under any of the foregoing clauses (a) through (g) with respect to Analease B.V. and its Subsidiaries exceed in the aggregate One Million Five Hundred Thousand ($1,500,000) Dollars."

                  (c) "Commitment Termination Date" is amended to replace the date "October 31, 1998" with the date "October 31, 1999".

                  (d) "Interest Period" is amended and restated to read as follows:

                  "Interest Period - with respect to any Fixed Rate Loan, each period commencing on the date such Loan is made or converted from a Loan or Loans of another type, or the last day of the next preceding Interest Period with respect to such Loan, and ending, with respect to any (a) Eurodollar Loan, one, two, three, four, five, six, nine or twelve months later, or (b) CD Rate Loan or Fed Funds Rate Loan, seven days or thirty days later, in each case as the Borrower may select as provided in
                  Section 2.3 hereof (subject to availability of funds), except that each such Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) any Interest Period which commences prior to a Payment Date shall end no later than such Payment Date if the aggregate principal amount of the Loans or portions thereof to which such Interest Period would be applicable would include any portion of the aggregate principal amount of the Loans which is due and payable on such Payment Date; provided, however, that the Borrower shall in any event be liable for the payment of any and all amounts of the type described in Section 2.20 hereof in the event that the Term Conversion Date occurs after the commencement of an Interest Period resulting in payments being required on Payment Dates prior to the expiration of the then applicable Interest Period; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day); (iii) no more than five (5) Interest Periods for Eurodollar Loans shall be in effect at the same time; and (iv) notwithstanding clause (i) above, no Interest Period shall have a duration of less than 1 month (in the case of Eurodollar Loans) or 7 days (in the case of CD Rate Loans and Fed Funds Rate Loans). In the event that the Borrower fails to select the duration of any Interest Period for any Loan within the time period and otherwise as provided in Section 2.7 hereof, such Loans will be automatically converted into a Prime Rate Loan on the last day of the preceding Interest Period for such Loan.

                  (e) "Post-Default Rate" is amended to restate clause "(b)" to read, as follows:

                  " (b) if such Loans are Fixed Rate Loans, 2% above the rate of interest in effect thereon at the time of the Event of Default that resulted in the Post-Default Rate being instituted until the end of the then current Interest Period therefor and, thereafter, 2% above the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Rate Loans (but in no event less than the interest rate in effect on the due date);"

                  (f) "Quarterly Dates" is amended and restated to read as follows:

                  "Quarterly Dates" - the last day of each calendar quarter, the first of which shall be the first such day after the date of this Agreement, provided that, in the event that if any such date is not a (a) Eurodollar Business Day and any Eurodollar Loans are then outstanding, the relevant Quarterly Date shall be the next succeeding Eurodollar Business Day (or, if the next succeeding Eurodollar Business Day falls in the next succeeding calendar month, then the next preceding Eurodollar Business Day), or (b) Business Day and any Prime Rate Loans, CD Rate Loans or Fed Funds Rate Loans are outstanding, the relevant Quarterly Date shall be the next succeeding Business Day.

                  (g)   "Reference   Bank"  is  amended  to  replace   the  word
"Eurodollar" with the word "Fixed".

                  (h) "Reserve Requirement" is amended and restated to read as follows:

                  "Reserve Requirement" - for any Fixed Rate Loans (other than Fed Funds Rate Loans) for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars against, in the case of (a) Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation D), or (b) CD Rate Loans, nonpersonal Dollar time deposits in an amount of $100,000 or more. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Rate for any "Fixed Rate" Loan is to be determined as provided in the definition of "Fixed Base Rate" in this Article 1 or (ii) any category of extensions of credit or other assets which include Fixed Rate Loans.

                  (i)  "Temporary  Commitment"  is amended to replace  the words
"Ten  Million   ($10,000,000)   Dollars"   with  the  words   "Fifteen   Million
($15,000,000) Dollars".

                  (j) "Type" is amended to replace the word "either", with the word "whether" and to add immediately before the period the words "or a CD Rate Loan or a Fed Funds Rate Loan".

         1.2.  The  following   new   definitions   are  added  in   appropriate
alphabetical order in Section 1.1, "General Definitions", to read as follows:

     "Amendment No. 5" - Amendment No. 5 dated as of October 31, 1998 to this Agreement.

         "Assessment Rate" - at any time, the rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) then charged by the Federal Deposit Insurance Corporation (or any successor) to the Reference Bank for deposit insurance for Dollar time deposits with the Reference Bank at the Principal Office as determined by the Reference Bank.

         "CD Rate Loans" - Loans the interest on which is determined on the basis of rates referred to in clause (b) of the definition of "Fixed Base Rate" in this Article 1.

         "Fed Funds Rate Loans" - Loans the interest on which is determined on the basis of rates referred to in clause (c) of the definition of "Fixed Base Rate" in this Article 1.

         "Fed Funds Rate Notice" - as defined in Section 2.3(a).

     "Fixed Base Rate" - with respect to any Eurodollar Loan, CD Rate Loan or Fed Funds Rate Loan for any Interest Period therefor:

                           (a) if such Loan is a Eurodollar  Loan,  the rate per
                  annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Reference Bank at approximately 10:00 a.m. New York time (or as soon thereafter as practicable) two (2) Eurodollar Business Days prior to the first day of such Interest Period for the offering by the Reference Bank to leading banks in the Eurodollar interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Banks to which such Interest Period relates;

                           (b) if such  Loan is a CD Rate  Loan,  the  rate  per
                  annum (rounded upwards, if necessary, to the nearest 1/20 of 1%) determined by the Reference Bank to be the average of the bid rate quoted to the Reference Bank at approximately 10:00 a.m. New York time (or as soon thereafter as practicable) on the first day of such Interest Period by at least two certificate of deposit dealers in New York of recognized national standing selected by the Reference Bank for the purchase at face value of time certificates of deposit of the Reference Bank having a term comparable to such Interest Period and in an amount comparable to the principal amount of the CD Rate Loan made by the Banks to which such Interest Period relates; and

                           (c) if such Loan is a Fed Funds Rate Loan,   the rate
                  per annum determined by the Agent to be the Fed Funds Rate as set forth by the Agent in a Fed Funds Rate Notice to the Borrower pursuant to Section 2.3 hereof.

     "Fixed Rate" - for any Fixed Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the sum of: (a) (i) the Fixed Base Rate for such Loan for such Interest Period; divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period, plus (b) if such Loan is a CD Rate Loan, the Assessment Rate in effect at the commencement of such Interest Period. The Agent shall use its best efforts to advise the Borrower of the Fixed Rate as soon as practicable after each change in the Fixed Rate; provided, however, that the failure of the Agent to so advise the Borrower on any one or more occasions shall not affect the rights of the Banks or the Agent or the obligations of the Borrower hereunder.

     "Fixed Rate Loans" - CD Rate Loans, Eurodollar Loans and Fed Funds Rate Loans.
         1.3 The following definitions are deleted from Section 1.1, "General Definitions":

                           "Eurodollar Base Rate"

                           "Eurodollar Rate"

     1.4 The following definitions appearing in Section 2.1, "Borrowing Base Definitions", are amended as hereinafter set forth:

                  (a) "Borrowing Base" is amended to revise the third paragraph of subsection (2) under the provisions governing calculation of the Borrowing Base to add the following proviso to the end thereof:

                  ";   provided,   however,   that  the   foregoing   limitation
                       --------    -------
                  notwithstanding, Post-Computation Amounts included in the Borrowing Base with respect to Eligible Contracts of Foreign Leasing Subsidiaries covering assets located in the United Kingdom, Australia or Canada shall not, in the aggregate, exceed an amount equal to ten (10%) percent of the Total Commitment, provided, that all security arrangements,
                                --------
                  including without limitation all filings and other documentation with respect to the Agent's lien on such Eligible Contracts, shall be satisfactory to counsel for the Agent."

                  (b) "Eligible Contract" is amended to add the following proviso to the end of paragraph (i):

                  ";  provided,  however,  that there shall be no  obligation to
                      --------   -------
                  name the Agent as assignee (or any foreign equivalent) on any Financing Statement filed with respect to a Contract covering equipment the original cost of which was Twenty-five Thousand ($25,000) Dollars or less;"

         1.5 The last sentence of Section 2.1(a), "Loans; Credit Period; Term Conversion", is amended to insert the words "or CD Rate Loans or Fed Funds Rate Loans" immediately after the words "Eurodollar Loans".

         1.6 Section 2.3(a), "Borrowing Notice; Borrowing Computation", is amended (a) to replace the words "Eurodollar Loan" with the words "Fixed Rate Loan" immediately before the parenthetical in the first sentence, (b) to replace the period at the end of clause (ii) with a semicolon and to add new clauses
(iii) and (iv) to read as follows:

                  "(iii) In the case of each notice of borrowing or prepayment of or conversion into CD Rate Loans, or the duration of an Interest Period for CD Rate Loans, two (2) Business Days prior to the date of the related borrowing, prepayment, or conversion or the first day of such Interest Period;

                  (iv) In the case of each notice of: (x) prepayment of Fed Funds Rate Loans, not less than three (3) Business Days prior to the date of the related prepayment, and (y) borrowing of, or conversion into, Fed Funds Rate Loans, not more than one-half of one (1/2) hour, and in any event, not later than 11:00 a.m., New York City time, (provided that such notice may be telephonic, if it is followed by written confirmation given not later than the next Business Day), after the time of the Agent's notice, which may be telephonic or written, to the Borrower (each, a "Fed Funds Rate Notice") advising the
                  Borrower of the amount of and interest rate on the Loan or portion thereof that the Banks are willing to make available to the Borrower.

                  It is acknowledged and confirmed by the Borrower that, with respect to Fed Funds Rate Loans, each Borrowing Notice delivered by the Borrower pursuant to clause (y) of subsection
                  (iv) above shall be deemed to be a request to the Banks to make the Fed Funds Rate Loan referred to therein and that none of the Banks shall be obligated to make, and in fact no Bank shall make, all or any portion of such requested Fed Funds Rate Loan unless each Bank, in its discretion, agrees to make its pro rata share of such requested Fed Funds Rate Loan, and such agreement is set forth in the notice from the Agent to the Borrower referred to in such clause (y) above."

and (c) to add the words "or CD Rate Loans or Fed Funds Rate Loans" immediately after the words "Prime Rate Loans" in the first sentence of the second paragraph of subsection (a).

         1.7 Section 2.7, "Conversion of Loans", is amended to replace the words
(a) "Eurodollar Loans" in clause (ii) with the words "Fixed Rate Loans", and (b) "Eurodollar Loan" in clause (iii) with the words "Fixed Rate Loan".

         1.8 Section 2.8, "Mandatory and Optional Prepayment", is amended (a) to replace the words "Eurodollar Loans" wherever they appear in paragraph (e) with the words "Fixed Rate Loans", and (b) to insert the words "and then to Fed Funds Rate Loans, and then to CD Rate Loans" immediately following the words "Prime Rate Loans" in paragraph (f).

         1.9 Section 2.10, "Principal Repayment Schedule", is amended (a) to restate paragraph (b) to read as follows:

                  (b) Except as set forth in Sections 2.16, 2.17 and 2.18 hereof, all payments and repayments made pursuant to the terms hereof shall be applied first to Prime Rate Loans, and shall be applied ratably to Eurodollar Loans, CD Rate Loans and Fed Funds Rate Loans only to the extent any such payment exceeds the principal amount of Prime Rate Loans outstanding at the time of such payment.

and (b) to replace the words "Eurodollar Loan" wherever they appear in paragraph
(c) with the words "Fixed Rate Loan".

         1.10 Section 2.11, "Interest", is amended (a) to replace the period at the end of clause (a)(ii) with a semicolon, and (b) to add two new clauses to paragraph (a) to read as follows:

                  (iii) During such periods such Loan is a CD Rate Loan, for each Interest Period relating thereto, the CD Rate for such Loan for such Interest Period plus the Applicable Margin; and

                  (iv) During such periods such Loan is a Fed Funds Rate Loan for each Interest Period relating thereto, the Federal Funds Rate plus the Applicable Margin.

         1.11 Section 2.14(a), "Computations", is amended (a) to replace the words "Eurodollar Loans" with the words "Fixed Rate Loans" and (b) to add the words "and Fed Funds Rate Loans" after the words "Prime Rate Loans" in clause
(b).

         1.12 Section 2.16, "Additional Costs", is amended (a) to replace the words "Eurodollar Loans" wherever they appear in paragraph (b) with the words "Fixed Rate Loans", and (b) to replace the word "Eurodollar" each time it appears in paragraph (c) with the words "Fixed Rate", and (c) to add after the last time the words "Fixed Rate" appear the words "of another type or".

         1.13 Section 2.17, "Limitations on Types of Loans", is amended (a) to add the words "or CD Rate Loans or Fed Funds Rate Loans" after the words "Eurodollar Loans" in the first sentence thereof, and (b) to replace the words "Eurodollar Base Rate" with the words "Fixed Base Rate" and to add the words "or CD Rate Loans or Fed Funds Rate Loans" after the words "Eurodollar Loans" in paragraph (b).

         1.14 Section 2.19, "Certain Conversions pursuant to Section 2.16 and 2.18", is amended to replace the words "Prime Rate Loans or Eurodollar Loans, as the case may be" with the words "another type of Loan".

         1.15 Section 2.20, "Indemnification", is amended to replace the words "Eurodollar Loan" with the words "Fixed Rate Loan" wherever they appear.

         1.16 Section 2.25, "Required Borrowing Documentation", is amended to add the following proviso to the end of subsection (c)(i) thereof:

                  (C) there shall be no obligation to name the Agent as assignee (or any foreign equivalent) with respect to any Financing Statement filed with respect to a Contract covering equipment the original cost of which was Twenty-five Thousand ($25,000) Dollars or less; and"

         1.17 Section 2.32, "Temporary Loans", is amended (a) to add the words "or a CD Rate Loan or a Fed Funds Rate Loan" after the words "Eurodollar Loan" in subsection (a)(iii), and (b) to amend subsections (c) and (d)(i) to replace the amount "Ten Million ($10,000,000) Dollars" with the amount "Fifteen Million ($15,000,000) Dollars"'.

     1.18 Section 6.9, "Financial Covenants", is amended to restate subsection 6.9(a) to read as follows:

                  (a) With respect to LCI and its Subsidiaries, on a consolidated basis, at the end of each calendar quarter commencing with the quarter ending December 31, 1997, have minimum Adjusted Tangible Net Worth in an amount not less than (i) $31,700,000, plus (ii) seventy-five (75%) percent of consolidated net income (with no deduction for losses) commencing from the calendar quarter ending December 31, 1997 and subsequent quarters thereto;

         1.19 Exhibits D, E and P to the Loan Agreement shall be replaced by Exhibits D, E and P annexed hereto reflecting the effects of the Acquisition (as hereinafter defined).

         1.20 The Commitments of the Banks, as set forth on the signature pages to the Loan Agreement, are amended as set forth on Schedule A annexed hereto, and the addresses of the Applicable Lending Offices for CD Rate Loans and Fed Funds Rate Loans for each Bank are as set forth on Schedule B annexed hereto.

Article II.  Increases in Commitments.
             -------------------------

         2.1 Commencing as of the Effective Date, the Commitment of each of the Banks shall be increased from the amounts set forth, with respect to each Bank on Schedule A to Amendment No. 1, to the respective amounts set forth opposite the name of each of the Banks on Schedule A annexed hereto, and the Temporary Commitment shall be increased from Ten Million ($10,000,000) Dollars to Fifteen Million ($15,000,000) Dollars.

         2.2 In order to evidence the Loans made by each of the Banks under the Commitments as amended hereby, the Borrower shall execute and deliver to each of the Banks a new note substantially in the form attached to the Loan Agreement as Exhibit B-1, reflecting the Commitment of each Bank respectively as amended hereby, dated the Effective Date and otherwise duly completed (collectively, all of the above-described promissory notes are defined as the "New Bank Notes"). In order to evidence the Temporary Loans by the Temporary Lender under the Temporary Commitment as amended hereby, the Borrower shall execute and deliver to the Temporary Lender a new note substantially in the form attached to the Loan Agreement as Exhibit B-2 reflecting the Temporary Commitment amount as amended hereby, dated the Effective Date and otherwise duly completed (hereinafter, the "New Temporary Note" and together with the New Bank Notes, collectively, the "New Notes"). Upon execution and delivery by the Borrower of the New Notes, the Agent shall cause each of the Notes being replaced by a New Note to be marked "Replaced by New Note", and returned to the Borrower.

         2.3 All references in the Loan Agreement, Loan Documents and all other instruments, documents and agreements executed and delivered pursuant to any of the foregoing, to "the ratable benefit of the Banks", "pro rata", or terms of similar effect shall be deemed to refer to the ratable interests of the Banks, as their respective pro rata interests shall be adjusted to reflect the increase in the Commitments of each of the Banks as set forth on Schedule A annexed hereto.

         2.4 In order to reflect the foregoing, if necessary, the Banks shall, as of the Effective Date, make appropriate adjustments among themselves in order that the amount of Loans outstanding to the Borrower from each Bank under the Loan Agreement are in principal amounts, as of the Effective Date, which are in the same proportion to the outstanding principal amount of all Loans that each Bank's Commitment, respectively, bears to the aggregate Commitments of all the Banks, after giving effect to the increased amount of the Commitments; provided,
                                                                       ---------
however,  that the foregoing  adjustments  shall not be made as of the Effective
-------
Date in respect of Loans bearing interest at a rate subject to an Interest Period outstanding immediately prior to the Effective Date but such adjustments shall be made on the first day on which the foregoing adjustments can be made without incurring "breakage costs" in respect of each respective Interest Period, so that the foregoing adjustment shall be made as of the Effective Date only in respect of borrowings from and after the Effective Date or borrowings that are not subject to an Interest Period, provided further that in no event
                                              --------  -------
shall any Bank be required to lend any amount in excess of its Commitment. The Borrower agrees and consents to the terms of this Article II.

Article III. Consent to Acquisition.
             -----------------------

         3.1  Consent  to  Acquisition.  Pursuant  to  Section  10.6 of the Loan
              ------------------------
Agreement, the Banks and the Agent hereby consent to the acquisition (the "Acquisition") by the Borrower or any of its Subsidiaries (the "Purchaser") of all of the outstanding capital stock of Analease B.V. a company organized under the laws of the Netherlands (the "Company") and its subsidiaries in accordance with the terms and conditions set forth on Schedule C annexed hereto subject, however, to the fulfillment, to the satisfaction of the Banks and the Agent, of the conditions precedent hereinafter set forth. The date upon which all such conditions precedent shall have been fulfilled to the satisfaction of the Banks and the Agent is hereinafter called the "Acquisition Effective Date".

                  (a) The Borrower, the Banks and the Agent shall have executed and delivered this Amendment No. 5, which Amendment shall have become effective in accordance with its terms.

                  (b) The  representations  and warranties  contained in Section
3.2 hereof and in Article IV of this Amendment No. 5 and in each other agreement, instrument, certificate or other writing delivered to the Agent or any Bank pursuant hereto or to the Loan Agreement shall be correct on and as of the date hereof and on and as of the Acquisition Effective Date (after giving effect to the consents included herein) as though made on and as of such date except to the extent modified hereby, and (b) no Default or Event of Default shall have occurred and be continuing on the Acquisition Effective Date or would result from the consummation of the Acquisition.

                  (c) The Agent shall have received a true and correct copy of the stock purchase agreement relating to the Acquisition (the "Acquisition Agreement"), and all agreements, instruments, and documents executed and delivered in connection therewith, and all exhibits, annexes and schedules annexed thereto, and all amendments and modifications to any of the foregoing (collectively, all of the foregoing are referred to as the "Acquisition Documents"), which Acquisition Documents shall be certified as true and complete by an officer of the Borrower and shall be satisfactory to the Agent and the Banks in all respects.

                  (d) The Agent and the Banks shall be satisfied with the capital, corporate and legal structure of the Borrower and its Subsidiaries, including the Company and its Subsidiaries, as in effect after the Acquisition, and the Agent shall have received such pro forma financial statements showing the effect of the Acquisition, together with all such other information concerning the Company and its Subsidiaries, as it or the Banks may have requested.

                  (e) The Agent shall have received (i) such organizational and corporate documents relating to the Company as it shall have requested, each of which shall be satisfactory to the Agent and the Banks, and (ii) copies of the resolutions of the board of directors of the Purchaser certified as true and correct by an officer thereof, authorizing the execution and delivery of the Acquisition Agreement and the consummation of the Acquisition.

                  (f) If requested by the Agent, the Agent shall have received an opinion, in form and substance satisfactory to the Banks and the Agent, of Allen P. Palles, Esq., counsel to the Borrower as to such matters relating to the Acquisition as the Agent and the Banks may reasonably request.

     (g) All legal matters incident to the Acquisition shall be reasonably satisfactory to the Agent and counsel to the Agent.

         3.2  Representations and Warranties With Respect to Acquisition.
              -----------------------------------------------------------

                  (a) The Purchaser has the power to execute and deliver each of the Acquisition Documents to which it is or will be a party and to perform such Acquisition Documents. No consent or approval of any Person (including, without limitation, any stockholder of the Purchaser), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution or delivery by the Purchaser of any of the Acquisition Documents to which it is or will be a party.

                  (b) The execution and delivery by the Purchaser of each of the Acquisition Documents to which it is or will be a party does not and will not violate any provision of law (including, without limitation, the Williams Act, Sections 13 and 14 of the Securities and Exchange Act of 1934, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and Regulations U, G and X of the Board of Governors of the Federal Reserve System and the rules and regulations promulgated thereunder) and does not and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any certificate of incorporation or by-laws of or applicable to the Purchaser or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, instrument, documents, bond, note or indenture to which the Purchaser is a party, or by which it is bound or any of its properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Purchaser, the Company or any other Loan Party, except for the Liens created and granted pursuant to the Security Documents or otherwise permitted under the Loan Agreement.

                  (c) Upon consummation of the Acquisition, all of the outstanding capital stock of the Company shall be owned by the Purchaser free and clear of all Liens other than those created by the Security Documents. None of the parties to any of the Acquisition Documents has waived compliance by any of the other parties thereto with any term, covenant or condition thereof, and no party thereto has breached any covenant set forth therein or failed to perform any of its obligations thereunder. Upon consummation of the Acquisition, the Acquisition shall have been consummated in substantially the manner set forth in Schedule C hereto and on substantially the terms and conditions set forth in the Acquisition Documents and in accordance with applicable law.

                  (d) Each Acquisition Document to which the Purchaser or any of the sellers under the Acquisition Agreement (the "Sellers") is or will be a party, when duly executed and delivered by the Purchaser and each Seller will constitute the valid and legally binding obligation of the Purchaser or such Seller, as the case may be, enforceable in accordance with its terms, except that the remedy of specific performance and other equitable remedies are subject to judicial discretion and except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally.

         3.3 Foreign  Leasing  Subsidiary.  The parties hereto  acknowledge  and
             ----------------------------
agree that, notwithstanding any provisions of the Loan Agreement, although the Company is a "Foreign Leasing Subsidiary" under the Loan Agreement, the Company shall not be (a) deemed to be a "Borrower" under the Loan Agreement, or (b) eligible to borrow any Foreign Subsidiary Loans under the Loan Agreement.

Article IV.  Representation and Warranties.
             ------------------------------

         The Borrower represents and warrants as follows:

         4.1 The Borrower is duly organized and validly existing as a corporation under the laws of the state of Delaware and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged.

         4.2 The Borrower is in good standing in its state of incorporation and in each state in which it is qualified to do business. There are no jurisdictions in which the character of the properties owned by the Borrower or in which the transaction of the business of the Borrower as now conducted requires or will require the Borrower to qualify to do business, except jurisdictions in which the failure to so qualify would not have a material adverse effect on the Collateral in the Borrowing Base or on the business, operations, financial condition, or properties of the Borrower.

         4.3 The Borrower has the power to execute and deliver this Amendment No. 5 and to perform the Loan Agreement, as amended hereby, and to make and deliver the New Notes and to perform its obligations under the New Notes, and the Borrower has taken all necessary action, corporate or otherwise, to authorize the execution and delivery of this Amendment No. 5, the making and delivery of the New Notes, the performance of the Loan Agreement, as amended hereby. No consent or approval of any Person (including, without limitation, any stockholder of the Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution or delivery by the Borrower of this Amendment No. 5 or the making and delivery of the New Notes or the performance by the Borrower, or the validity or enforcement of the Loan Agreement as amended hereby and the New Notes.

         4.4 The execution and delivery by the Borrower of this Amendment No. 5 and the making and delivery of the New Notes and performance by it hereunder, thereunder and under the Loan Agreement as amended hereby and under the New Notes, does not and will not violate any provision of law (including, without limitation, the Williams Act, Sections 13 and 14 of the Securities and Exchange Act of 1934, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and Regulations U, G and X of the Board of Governors of the Federal Reserve System and the rules and regulations promulgated thereunder) and does not and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any certificate of incorporation or by-laws of the Borrower or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, instrument, documents, bond, note or indenture to which the Borrower is a party, or by which it is bound or any of its properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower or any other Loan Party, except for the Liens created and granted pursuant to the Security Documents or otherwise permitted under the Loan Agreement.

         4.5 Each of this Amendment No. 5, the New Notes, and the Loan Agreement as amended hereby have been duly executed and delivered by the Borrower and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, except that the remedy of specific performance and other equitable remedies are subject to judicial discretion and except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally.

         4.6 The Liens granted pursuant to the Security Documents secure, without limitation, the Obligations under the Loan Agreement as amended by this Amendment No. 5 and under the New Notes, whether or not so stated in the Security Documents. The terms "Obligations" as used in the Security Documents (or any other term used therein to refer to the Indebtedness, liabilities and obligations of the Borrower to the Banks) include, without limitation, Indebtedness, liabilities and obligations to the Banks under the Loan Agreement as amended by this Amendment No. 5 and under the New Notes made and delivered in connection with this Amendment No. 5.

Article V.  Conditions Precedent.
            ---------------------

         5.1 Effective Date Conditions.  The effectiveness of the amendments set
             -------------------------
forth in Article I hereof shall be subject to the fulfillment by the Borrower, in a manner satisfactory to the Agent and the Banks, of all of the conditions precedent set forth in this Article V, and the date on which the last of all such conditions shall have been fulfilled to the satisfaction of the Agent and the Banks, shall be herein called the "Effective Date" :

                  (a) The Borrower, the Banks and the Agent shall have executed and delivered this Amendment.

                  (b)(i) The representations and warranties contained herein and in each other agreement, instrument, certificate or other writing delivered to the Agent or any Bank pursuant hereto or to the Loan Agreement shall be correct on and as of the Effective Date after giving effect to this Amendment No. 5 as though made on and as of such date except to the extent modified hereby and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from the taking effect of this Amendment No. 5 except that the Agent's Lien has not been perfected with respect to certain interests of the Borrower in Equipment located in England the Residual Value of which has been included in the Residual Value Clause of the Borrowing Base in a post-computation amount not in excess of $2,606,000, and the Borrower hereby covenants and agrees to take all necessary action to cause such Lien to be perfected with respect to such Equipment, in a manner satisfactory to the Agent, as of a date not later than 60 days after the date hereof.

                  (c)      The Borrower shall have:

                           (i) executed and  delivered  to each of the Banks its
respective  New Bank Note;

                           (ii) paid all fees and  expenses  of  counsel  to the
Agent and to Fleet Bank N.A. incurred in connection herewith; and

                           (iii)  otherwise  complied in all  respects  with the
terms hereof and of any other agreement, document, instrument or other writing to be delivered by the Borrower in connection herewith.

                  (d) The Agent shall have received, on or before the date hereof, the following, each in form and substance satisfactory to the Agent:

                           (i) copies of the resolutions adopted by the
Borrower's Board of Directors, certified by an authorized officer thereof, authorizing the execution, delivery and performance by the Borrower of this Amendment No. 5 and the New Notes;
                           (ii) a certificate  of an  authorized  officer of the
Borrower, certifying the names and true signatures of the officer authorized to sign this Amendment No. 5 and the New Notes, together with evidence of the incumbency of such authorized officer; and a Compliance Certificate dated the Effective Date certifying that the conditions set forth in this Section 5.1 shall have been satisfied; and

                           (iii) if requested by the Agent, an opinion,  in form
and substance satisfactory to the Banks and the Agent, of Allen P. Palles, Esq., counsel to the Borrower as to such matters relating to this Amendment No. 5 as the Agent and the Banks may reasonably request.

                  (e) All legal matters incident to this Amendment and the Loan Agreement shall be reasonably satisfactory to the Agent and counsel to the Agent.

Article VI.  Miscellaneous.
             --------------

         6.1 The Loan Agreement and the other agreements to which the Borrower is a party delivered in connection herewith or with the Loan Agreement are, and shall continue to be, in full force and effect, and are hereby ratified and confirmed in all respects, except that on and after the Effective Date (a) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby, (b) all references in the Loan Agreement, the Security Documents or any other agreement, instrument or document executed and delivered in connection therewith to (i) the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby, (ii) a "Note" payable to any Bank shall be deemed to refer to the New Note payable to such Bank and (iii) the "Loans" (or any other term or terms used in any of such documents to describe or refer to Loans made by the Banks to the Borrower under the Loan Agreement) shall be deemed to refer to Loans made by the Banks to the Borrower pursuant to the Loan Agreement as amended hereby.

         6.2 The Loan Agreement, the Security Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment No. 5. Except as so amended hereby, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. The execution and delivery of this Amendment No. 5 by the Borrower, the Banks and the Agent shall not waive or be deemed to waive any default which has occurred or which may be occurring in respect of the Loan Agreement. All of the terms and provisions of this Amendment No. 5 are hereby incorporated by reference into the Loan Agreement as if such terms and provisions were set forth in full therein.

         6.3 The miscellaneous provisions under Article 10 of the Loan Agreement, together with the definitions of all terms used therein, and all other Sections of the Loan Agreement to which such Sections refer are hereby incorporated by reference as if the provisions thereof were set forth in full herein.

     6.4 This Amendment No. 5 may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original, and all such counterparts shall constitute one and the same instrument.

         6.5 THIS AMENDMENT NO. 5 SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 5 to the Third Amended and Restated Loan Agreement to be duly executed as of the date first above written.

                                            LINC CAPITAL, INC. (formerly known
                                            as SCIENTIFIC LEASING, INC.),
                                            as Borrower


                                            By     /s/ Steven A. Vernick
                                            Name:  Steven A. Vernick
                                            Title: V.P. and Treasurer


                                            FLEET BANK, N.A. (formerly NatWest
                                            Bank N.A.) as Agent and as a Bank

                                            By       /s/ Harris C. Mehos
                                            Name:    Harris C. Mehos
                                            Title:   Vice President

                                            FIRST UNION NATIONAL BANK (formerly
                                            known as CORESTATES BANK, N.A.)

                                            By      /s/ Carmel C. Albano
                                            Name:   Carmel C. Albano
                                            Title:  Vice President

                                            LASALLE NATIONAL BANK

                                            By      /s/ Henry J. Munez
                                            Name:   Henry J. Munez
                                            Title:  Assistant Vice President


                                            THE FIRST NATIONAL BANK OF
                                            CHICAGO

                                            By      /s/ Todd E. Rite
                                            Name:   Todd E. Rite
                                            Title:  Vice President

                                            EUROPEAN AMERICAN BANK

                                            By      /s/ Christine M. Czaja
                                            Name:   Christine M. Czaja
                                            Title:  Vice President


                                            UNION BANK OF CALIFORNIA, N.A.

                                            By:     /s/ Allison A. Mason
                                            Name:   Allison A. Mason
                                            Title:  Vice President

                                            KEY BANK NATIONAL ASSOCIATION

                                            By:     /s/ Chris Wallace
                                            Name:   Chris Wallace
                                            Title:  Senior Vice President


                                            NATIONAL CITY BANK

                                            By:     /s/ John E. Stinson
                                            Name:   John E. Stinson
                                            Title:  Senior Vice President

                                   Schedule A
                                       to
          Amendment No. 5 to Third Amended and Restated Loan Agreement
          ------------------------------------------------------------






COMMITMENT                                           BANK
----------                                           ----

$29,000,000                                 Fleet Bank, N.A.
(including $15,000,000
sublimit)

$26,666,666                                 FIRST UNION NATIONAL BANK
                                              (formerly, CoreStates Bank N.A.)

$20,000,000                                 LASALLE NATIONAL BANK


$13,333,333                                 THE FIRST NATIONAL BANK OF CHICAGO


$10,000,000                                 EUROPEAN AMERICAN BANK


$10,000,000                                 UNION BANK OF CALIFORNIA, N.A.


$23,500,000                                 KEY BANK NATIONAL ASSOCIATION


$22,500,000                                 NATIONAL CITY BANK

                                   Schedule B
                                       to
          Amendment No. 5 to Third Amended and Restated Loan Agreement
          ------------------------------------------------------------




LENDING OFFICE FOR
CD RATE LOANS AND
FED FUNDS RATE LOANS                                 BANK
--------------------                                 ----